UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM
8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 5, 2021

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:  Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 4.01 Change in Registrant’s Certifying Accountant
New Independent Registered Public Accounting Firm

Effective October 5, 2021, the Audit Committee of the Board of Directors (the “Committee”) of Global Clean Energy Holdings, Inc. (“we,” “our,” “us,” or the “Company) approved the engagement of Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

During the Company’s fiscal years ended December 31, 2020 and 2019, and through October 5, 2021, neither we nor anyone acting on our behalf consulted with Grant Thornton regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; (ii) or the type of audit opinion that might be rendered on our consolidated financial statements, in either case where a written report was provided or oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Previous Independent Registered Public Accounting Firm

Effective October 5, 2021, the Committee dismissed Macias, Gini & O'Connell LLP (“MGO”) as the Company’s independent registered public accounting firm.  MGO served as the Company’s independent registered public accounting firm since January 8, 2021.  As disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on January 12, 2021, MGO merged with Hall & Company Certified Public Accountants and Consultants, Inc. (“Hall & Company”), the Company’s prior independent registered public accounting firm on January 1, 2021.  This change in the Company's independent registered public accounting firm as a result of the merger was approved by the Company's Board of Directors on effective January 8, 2021.

Neither MGO’s report on our consolidated financial statements as of and for our fiscal year ended December 31, 2020 nor Hall & Company’s report on our consolidated financial statements as of and for the year ended December 31, 2019 contained any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2020 and 2019, and through October 5, 2021: (i) there were no disagreements between the Company and MGO or Hall & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to MGO’s or Hall & Company’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with any reports on the financial statements for such years; and (ii) there were no reportable events as defined in item 304(a)(1)(v) of Regulation S-K.

We have provided MGO with a copy of the foregoing disclosures and have requested that MGO furnish us with a letter addressed to the United States Securities and Exchange Commission stating that it agrees with the above disclosures related to their firm. Attached as Exhibit 16.1 is a copy of that letter, dated October 5, 2021.

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Item 8.01.  Other Events.

On October 6, 2021 the Company issued a press release announcing that it has engaged Grant Thornton LLP as its new independent registered accounting firm.  The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

16.1	Letter to the Securities and Exchange Commission dated October 5, 2021 from Macias, Gini & O’Connell, LLC regarding the change in the independent registered accounting firm.

99.1	Global Clean Energy Holdings, Inc. press release, dated October 6, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 6, 2021	By:	/s/ Richard Palmer
Richard Palmer
Chief Executive Officer

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